                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Electronic Processing, Inc.
501 Kansas Avenue
Kansas City, Kansas  66105

         We consent to the incorporation by reference in the Registration Statement of Electronic Processing, Inc. on Form S-8 (File No. 333-30847) for the registration of 270,000 shares of its common stock and options to acquire common stock, of our report dated February 25, 2000, on our audits of the financial statements of Electronic Processing, Inc. as of December 31, 1999 and 1998 and for each of the years then ended, which report is included in the Company's 1999 Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission.

                                             /s/  BAIRD, KURTZ & DOBSON

Kansas City, Missouri
March 29, 2000